UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

Sigma-Aldrich Corporation
(Exact name of registrant as specified in charter)

Delaware	000-08135	43-1050617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Spruce Street, St. Louis, Missouri 63103
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (314) 771-5765

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Compensatory Arrangement

On February 11, 2013, the Compensation Committee (the "Committee") of the Sigma-Aldrich Corporation (the "Company") Board of Directors approved the grant of restricted stock units ("RSUs") under the Sigma-Aldrich Corporation Long-Term Incentive Plan for each of following officers: Rakesh Sachdev - President and Chief Executive Officer; Jan A. Bertsch - Executive Vice President, Chief Financial Officer and Treasurer; Gilles A. Cottier - Executive Vice President and President, SAFC Commercial; and Franklin D. Wicks - Executive Vice President and President, Applied (collectively, the "Officers"). The Committee granted the RSUs as part of the Officers' long-term incentive compensation awards for 2013. Prior to 2013, such awards traditionally consisted of an equal mix of performance shares and stock options. The RSUs cliff vest based on service during the three-year service period (2013-2015) and represent 25% of the Officers' long-term compensation awards for 2013. Performance shares (25%) and stock options (50%) make up the rest of the awards.

In addition to the RSUs, the Committee approved the use of Return on Invested Capital ("ROIC") as a performance measure for the performance share awards. ROIC replaced Return on Equity and was assigned the same weighting (40%). The other performance measures and weighting - average annual sales growth (40%) and relative total shareholder return (20%) - remained unchanged from 2012.

The Committee also (i) increased Mr. Sachdev's annual base salary to $900,000 and long-term incentive compensation award target to approximately $3,300,000 and (ii) retained Mr. Sachdev's annual cash bonus target at 100% of annual base salary. All other material terms and conditions of Mr. Sachdev's employment and compensation package with the Company remained the same and are set forth in his Executive Employment Agreement with the Company, dated February 14, 2011, included as Exhibit 10(a) to the Company's Current Report on Form 8-K filed February 14, 2011.

For a detailed discussion of the elements of the Company's executive compensation program, including base salary and long-term incentives, please see pages 24-29 of the Company's Definitive Proxy Statement on Schedule 14A dated March 12, 2012, for the Company's Annual Meeting of Shareholders held on May 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA-ALDRICH CORPORATION
Date:	February 15, 2013	By	/s/ George L. Miller
George L. Miller Senior Vice President, General Counsel and Secretary